UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL		60173
(Address of principal executive offices)		(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On November 12, 2013, Global Brass and Copper Holdings, Inc. (the “Company”) held an earnings conference call to report its earnings for the quarter ended September 30, 2013 and provide certain financial outlook information for full year 2013. It has come to the Company’s attention that during the course of that conference call, the Company provided incorrect outlook information with respect to its estimated shipment volume for full year 2013, and the purpose of this Current Report on Form 8-K is to correct that information.

The Company expects shipment volume to range from 520-530 million pounds for full year 2013. The Company’s outlook with respect to Adjusted Sales and Consolidated Adjusted EBITDA for full year 2013 remains unchanged from the ranges disclosed on the earnings conference call.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures, such as Adjusted Sales and Consolidated Adjusted EBITDA, among others. Additional information regarding these non-GAAP financial measures is provided in the Company’s earnings release for the fiscal quarter ended September 30, 2013 that was furnished to the Securities and Exchange Commission in a Current Report on Form 8-K on November 12, 2013 and posted to the Company’s website. The Company believes these non-GAAP measures provide useful information for evaluating its business performance. Such information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: November 12, 2013	By:	/s/ Robert T. Micchelli
Name: Robert T. Micchelli
Title: Chief Financial Officer

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